UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On May 10, 2005, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    May 10, 2005

EXHIBIT INDEX

Exhibit 99.1   Press release, dated May 10, 2005.

Exhibit 99.1   Press release, dated May 10, 2005.

QUANTUM CORPORATION REPORTS INCREASED REVENUE FOR FISCAL FOURTH QUARTER

Generates Positive Cash Flow from Operations for Fifth Consecutive Quarter

SAN JOSE, Calif., May 10, 2005 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal fourth quarter (FQ4’05), ended March 31, 2005, was $240 million. This represented an increase of 19 percent over the December quarter (FQ3’05), as the company benefited from its acquisition of Certance that was completed on January 5. Compared to the fiscal fourth quarter of 2004 (FQ4’04), revenue was up 17 percent. For FQ4’05, Quantum had a GAAP net loss of $3 million, or 2 cents per diluted share, compared to a profit of 8 cents per diluted share in FQ3’05 and a loss of 5 cents per diluted share in FQ4’04. The sequential shift from a GAAP profit to a loss largely reflected the inclusion of a one-time $12.1 million tax benefit in the December quarter. In FQ4’05, Quantum achieved a non-GAAP profit of $3 million, or 2 cents per diluted share, down 3 cents per diluted share sequentially, as expected, but up 1 cent per diluted share on a year-over-year basis.  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table “Fiscal Year 2005 GAAP to Non-GAAP Reconciliation.”) While Quantum did not separately report the impact of the Certance acquisition on its March quarter performance, the company said it was pleased with the contribution of the acquisition to Quantum’s consolidated results.

“We feel good about generating revenue at the high end of our expectations and bottom-line results well within our expected range, particularly given the challenging March quarter environment that caused many others in the industry to fall short,” said Rick Belluzzo, chairman and CEO of Quantum. “With our positive results in the December quarter and the contribution from Certance in the March quarter, we demonstrated strong momentum in the second half of our fiscal year – increasing revenue, achieving a solid profit, gaining greater product penetration, and strengthening our channel business.”

As expected, the GAAP gross margin rate in FQ4’05 declined on a sequential basis, from 30 percent to 27 percent, while the non-GAAP gross margin rate was down from 31 percent in FQ3’05 to 30 percent in FQ4’05. The sequential decline in gross margin rates was mainly due to a higher proportion of revenue coming from OEM sales, a mix shift toward Quantum-branded media sales (vs. royalty sales) and a lower margin mix of tape drive products and services. Compared to the same quarter last year, GAAP and non-GAAP gross margin rates were down about 4 and 3 percentage points, respectively, in FQ4’05.

Also, as expected, GAAP and non-GAAP operating expenses increased sequentially, primarily due to the additional spending related to the legacy Certance activities. On a GAAP basis, operating expenses were $68 million, up from $55 million in the prior quarter but down from $72 million in FQ4’04. Non-GAAP operating expenses in FQ4’05 were also $68 million, compared to $53 million in the December quarter and $64 million in the March quarter of last year. In addition, Quantum generated positive cash flow from operations in FQ4’05, the fifth consecutive quarter it has done so.

For the full fiscal year 2005 (FY05), revenue totaled $794 million. The GAAP gross margin rate was 30 percent, and the non-GAAP gross margin rate was 32 percent. Operating expenses were 31 percent of revenue on a GAAP basis, and 29 percent on a non-GAAP basis. For FY05, Quantum had a GAAP loss of 2 cents per diluted share but a non-GAAP profit of 7 cents per diluted share. Compared to the prior fiscal year (FY04), this represented a slight decline in revenue and gross margin rates, reduced operating expenses and significantly improved bottom-

line results – from a GAAP loss of 36 cents per diluted share in FY04 to a 2 cent loss per diluted share in FY05, and from a non-GAAP loss of 4 cents per diluted share in FY04 to a profit of 7 cents per diluted share in FY05.

Revenue in Quantum’s Storage Systems business for FQ4’05 was $78 million. Although this was down 7 percent sequentially, reflecting traditional seasonality, it represented a 6 percent increase over the comparable quarter last year. The company continued to see particular strength in enterprise tape automation sales, with unit shipments of the PX720 library growing 11 percent sequentially and six times the level of PX720 shipments in FQ4’04.

Quantum’s tape drive revenue in the March quarter was $101 million, a sequential increase of 50 percent due largely to the expanded product line and customer base resulting from the Certance acquisition. Compared to the same quarter last year, tape drive revenue in FQ4’05 was up 26 percent. The SDLT 600 and DLT VS160 tape drives continued to gain further momentum during the quarter. SDLT 600 shipments grew 16 percent sequentially and nearly 100 percent over the March quarter last year, while DLT VS160 shipments in FQ4’05 were up 19 percent over the prior quarter and nearly 270 percent on a year-over-year basis. Sales of older SDLT™ and DLT® products continued to transition downward.

Legacy Certance product sales were on track for the March quarter, with Quantum benefiting from the continued ramping of its LTO-2 Half-Height and LTO-3 tape drives. Limited OEM shipments of these products have begun, and more OEM qualifications are expected during the current quarter.

Tape media revenue in FQ4’05 was $61 million, an increase of 20 percent sequentially and 18 percent over the comparable quarter last year. This increase was mainly due to the acquisition of Certance, including a solid contribution from LTO royalty revenue.

Looking forward, Quantum expressed particular excitement about the wide range of new products it plans to introduce over the coming year – new tape drives and tape automation platforms, enhanced disk-based backup offerings and other products in new categories. These products will be based on lower cost structures and designed to deliver additional capabilities and greater overall value to customers in meeting their evolving backup, recovery and archive needs.

In providing the context for its fiscal first quarter of 2006 (FQ1’06) guidance, Quantum said it views the first half of the year as one of transition on several important fronts, including the new product introductions, the completion of several projects related to SOX compliance and personnel and systems integration. The costs associated with these investments are expected to contribute to a GAAP loss and non-GAAP bottom-line results of breakeven to a slight profit during this six-month period, with continued positive cash generation from operations. After completing the transition, the company said it expects to begin seeing the benefits of lower cost of sales from the standardization of product platforms, improved Certance-related synergies, reduced R&D investment and improved product quality. This is expected to result in improved GAAP and non-GAAP operating margins and positive GAAP and non-GAAP earnings per share for the second half of the fiscal year.

For FQ1’06, specifically, Quantum said it expects overall revenues to be in the range of $230 million to $240 million and both GAAP and non-GAAP gross margin rates to be roughly flat sequentially. The company anticipates that GAAP operating expenses will be in the range of $67 million to $69 million, while non-GAAP operating expenses are expected to be in the $65 million to $67 million range. The GAAP to non-GAAP difference primarily reflects estimated amortization of acquisition-related intangibles of $5.4 million. Quantum expects GAAP bottom-line results for FQ1’06 to be in the range of breakeven to a loss of 4 cents per diluted share, with non-GAAP earnings per diluted share expected to be in the range of breakeven to 4 cents profit. (For a reconciliation of GAAP to non-GAAP amounts, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Fiscal Year 2006 First Quarter Data.”)

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of:  amortization of acquisition-related intangible assets, amortization of acquisition-related inventory valuation step up, acquisition-related in process research and development charges, special charges due to restructuring, and a benefit related to the release of an expired claim. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum relies on non-GAAP financial measures in assessing what it believes to be its core operating performance, and to assist in making operating decisions, including staffing, future management priorities and how it will direct future operating expenses. Quantum’s business changed significantly with the disposition of the hard disk drive business in 2001, and total revenue and margins have declined significantly over the past four years. Because of this, the company has incurred significant charges associated with these changes and “right-sizing” the company toward expected revenue levels. Quantum excludes the financial impact of these and other items in reviewing what it believes are its core operating results. In this regard, the company believes that non-GAAP financial measures provide meaningful supplemental information regarding its core operational performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Quantum’s historical operating results and comparisons to competitors’ operating results. Quantum reports these non-GAAP financial measures because it believes they are useful to investors, providing visibility to supplemental information used by management in its financial and operational decision-making. Also, the company has historically reported similar non-GAAP financial measures to its investors and believes the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

QUANTUM CORPORATION
FISCAL YEAR 2005 GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per-share amounts)

	Three months ended	Twelve months ended
	March 31, 2005
GAAP net loss	$(3,449)	$(3,496)

Adjusting items:
Special charges: mainly severance related	1,294	11,521
In Process Research and Development	142	142
Amortization of inventory valuation step up	1,847	1,847
Amortization of intangible assets	5,678	18,878
Gain on sale of equity investment	--	(1,238)
Income tax benefit related to Maxtor settlement	--	(12,095)
Release expired liability	(2,517)	(2,517)

Non-GAAP net income	$2,995	$13,042

Non-GAAP net income per share, diluted	$0.02	$0.07

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FISCAL YEAR 2006 FIRST QUARTER DATA

Projected GAAP gross margin rate	Roughly flat
Adjustment: Estimated amortization of acquisition-related intangibles	Approximately $4 million
Projected non-GAAP gross margin rate	Roughly flat

Projected GAAP operating expenses	Range of $67-69 million
Adjustment: Estimated amortization of acquisition-related intangibles,
and restructuring charges	Approximately $2 million
Projected non-GAAP operating expenses	Range of $65-67 million

Projected GAAP loss per share	Breakeven to a loss of 4 cents per share
Adjustment: Estimated amortization of acquisition-related intangibles,
and restructuring charges	Approximately 4 cents
Projected non-GAAP income (loss) per share	Breakeven to a profit of 4 cents

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 10, 2005, at 2 p.m. PDT, to discuss its March quarter results. The dial-in number is: (303) 262-2142 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 10, 2005, at 2 p.m. PDT. The site for the webcast and related information is: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world's largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum, the Quantum logo, DLT and DLTtape are trademarks of Quantum Corporation registered in the United States and other countries.  SDLT and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to our financial outlook for our fiscal 2006 first quarter, and for the first and second halves of FY 2006 generally, our planned product introductions over the coming year, including their expected cost structures and benefits, our expectation of lower cost of sales from the standardization of our product platforms, improved Certance-related synergies, reduced R&D investment, improved product quality and improved operating margins and earnings per share, on both a GAAP and non-GAAP basis, for the second half of the fiscal year, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, media royalties from media manufacturers coming in at lower levels than expected, adjustments which could be made as we complete our financial and accounting review for the forth quarter of fiscal 2005, acceptance of, or demand for, our products being lower than anticipated, the inability to successfully integrate the businesses of Quantum and Certance, and labor integration issues. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 38 to 49 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 2, 2005 and pages 38 to 49 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004. In particular, you should review the risk factors on pages 38, 39 and 41 of our Form 10-Q under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected”, “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected”, “In January 2005, we acquired Certance, and the failure to successfully integrate this acquisition could harm our business, financial condition and operating results” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	Mar. 31, 2005	Mar. 31, 2004	Mar. 31, 2005	Mar. 31, 2004
Product revenue	$203,734	$175,530	$670,194	$677,259
Royalty revenue	36,306	30,381	123,974	131,125

Total revenue	240,040	205,911	794,168	808,384
Cost of revenue	174,649	140,983	558,689	556,725

Gross margin	65,391	64,928	235,479	251,659
Operating expenses:
Research and development	30,899	25,971	96,680	103,471
Sales and marketing	22,518	24,709	87,029	97,844
General and administrative	13,243	14,311	49,784	54,824
Special charges	1,294	7,052	11,521	15,212

	67,954	72,043	245,014	271,351

Loss from operations	(2,563)	(7,115)	(9,535)	(19,692)
Interest income and other, net	2,111	3,344	8,612	8,917
Interest expense	(2,906)	(3,170)	(11,212)	(17,617)
Loss on debt extinguishment	--	--	--	(2,565)

Loss before income taxes	(3,358)	(6,941)	(12,135)	(30,957)
Income tax provision (benefit)	91	2,844	(8,639)	32,758

Loss from continuing operations	(3,449)	(9,785)	(3,496)	(63,715)
Discontinued operations:
Income from discontinued operations, net of income taxes	--	650	--	1,693

Income from discontinued operations	--	650	--	1,693

Net loss	$(3,449)	$(9,135)	$(3,496)	$(62,022)

Loss per share from continuing operations
Basic	$(0.02)	$(0.05)	$(0.02)	$(0.36)
Diluted	$(0.02)	$(0.05)	$(0.02)	$(0.36)

Weighted average common shares-continuing operations
Basic	182,209	179,144	181,111	176,037
Diluted	182,209	179,144	181,111	176,037

Income per share from discontinued operations
Basic	$--	$--	$--	$0.01
Diluted	$--	$--	$--	$0.01

Weighted average common shares-discontinuing operations
Basic	182,209	179,144	181,111	176,037
Diluted	182,209	179,144	181,111	176,037

Net loss per share
Basic	$(0.02)	$(0.05)	$(0.02)	$(0.35)
Diluted	$(0.02)	$(0.05)	$(0.02)	$(0.35)

Weighted average common and common equivalent shares
Basic	182,209	179,144	181,111	176,037
Diluted	182,209	179,144	181,111	176,037

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	Mar. 31, 2005	Mar. 31, 2004	Mar. 31, 2005	Mar. 31, 2004
Product revenue	$203,734	$175,530	$670,194	$677,259
Royalty revenue	36,306	30,381	123,974	131,125

Total revenue	240,040	205,911	794,168	808,384
Cost of revenue	168,523	138,009	543,569	544,829

Gross margin	71,517	67,902	250,599	263,555
Operating expenses:
Research and development	30,649	25,551	95,234	101,769
Sales and marketing	21,373	23,835	83,256	93,468
General and administrative	15,614	14,185	51,773	54,321
Special charges	--	--	--	476

	67,636	63,571	230,263	250,034

Income from operations	3,881	4,331	20,336	13,521
Interest income and other, net	2,111	3,344	7,374	8,917
Interest expense	(2,906)	(3,170)	(11,212)	(17,617)

Income before income taxes	3,086	4,505	16,498	4,821
Income tax provision	91	2,844	3,456	11,496

Net income (loss)	$2,995	$1,661	$13,042	$(6,675)

Net income (loss) per share
Basic	$0.02	$0.01	$0.07	$(0.04)
Diluted	$0.02	$0.01	$0.07	$(0.04)

Weighted average common and common equivalent shares
Basic	182,209	179,144	181,111	176,037
Diluted	183,437	182,585	191,407	176,037

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges – cost reduction	$1,294	$7,386	$11,521	$12,735
Special charges - valuation charge against manufacturing facility	--	(334)	--	2,001

Investment related
Gain on sale of equity investment	--	--	(1,238)	--
In Process Research and Development	142	--	142	--
Amortization of inventory valuation step up	1,847	--	1,847	--
Results of discontinued operations, net of income taxes	--	(650)	--	(1,693)

Other
Loss on debt extinguishment	--	--	--	2,565
Release expired liability	(2,517)	--	(2,517)	--
Amortization of intangible assets (1)	5,678	4,394	18,878	18,477
Income tax benefit related to Maxtor settlement	--	--	(12,095)	--
Valuation charge against net deferred tax assets	--	--	--	21,262

Total non-GAAP adjustments	$6,444	$10,796	$16,538	$55,347

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$4,137	$2,974	$13,131	$11,896
Research and development	250	420	1,446	1,702
Sales and marketing	1,145	874	3,773	4,376
General and administrative	146	126	528	503

	$5,678	$4,394	$18,878	$18,477

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share amounts)

	Three Months Ended				Three Months Ended

	Mar. 31, 2005			Mar. 31, 2005	Mar. 31, 2004			Mar. 31, 2004

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$203,734			$203,734	$175,530			$175,530
Royalty revenue	36,306			36,306	30,381			30,381

Total revenue	240,040	--		240,040	205,911	--		205,911
Cost of revenue	174,649	(6,126)	A,E	168,523	140,983	(2,974)	A	138,009

Gross margin	65,391	6,126		71,517	64,928	2,974		67,902
Operating expenses:
Research and development	30,899	(250)	A	30,649	25,971	(420)	A	25,551
Sales and marketing	22,518	(1,145)	A	21,373	24,709	(874)	A	23,835
General and administrative	13,243	2,371	A,F	15,614	14,311	(126)	A	14,185
Special charges	1,294	(1,294)		--	7,052	(7,052)		--

	67,954	(318)		67,636	72,043	(8,472)		63,571

Income (loss) from operations	(2,563)	6,444		3,881	(7,115)	11,446		4,331
Interest income and other, net	2,111			2,111	3,344			3,344
Interest expense	(2,906)			(2,906)	(3,170)			(3,170)
Loss on debt extinguishment	--			--	--			--

Income (loss) before income taxes	(3,358)	6,444		3,086	(6,941)	11,446		4,505
Income tax provision (benefit)	91			91	2,844	--		2,844

Income (loss) from continuing operations	(3,449)	6,444		2,995	(9,785)	11,446		1,661
Discontinued operations:
Income from discontinued operations, net of income taxes	--	--		--	650	(650)		--

Income from discontinued operations	--	--		--	650	(650)		--

Net Income (loss)	$(3,449)	$6,444		$2,995	$(9,135)	$10,796		$1,661

Net income (loss) per share-basic	$(0.02)	$0.04		$0.02	$(0.05)	$0.06		$0.01
Net income (loss) per share-diluted	$(0.02)	$0.04		$0.02	$(0.05)	$0.06		$0.01

	Twelve Months Ended				Twelve Months Ended

	Mar. 31, 2005			Mar. 31, 2005	Mar. 31, 2004			Mar. 31, 2004

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$670,194			$670,194	$677,259			$677,259
Royalty revenue	123,974			123,974	131,125			131,125

Total revenue	794,168			794,168	808,384			808,384
Cost of revenue	558,689	(15,120)	A,E	543,569	556,725	(11,896)	A	544,829

Gross margin	235,479	15,120		250,599	251,659	11,896		263,555
Operating expenses:
Research and development	96,680	(1,446)	A	95,234	103,471	(1,702)	A	101,769
Sales and marketing	87,029	(3,773)	A	83,256	97,844	(4,376)	A	93,468
General and administrative	49,784	1,989	A,F	51,773	54,824	(503)	A	54,321
Special charges	11,521	(11,521)		--	15,212	(14,736)		476

	245,014	(14,751)		230,263	271,351	(21,317)		250,034

Income (loss) from operations	(9,535)	29,871		20,336	(19,692)	33,213		13,521
Interest income and other, net	8,612	(1,238)	C	7,374	8,917			8,917
Interest expense	(11,212)			(11,212)	(17,617)			(17,617)
Loss on debt extinguishment	--			--	(2,565)	2,565		--

Income (loss) before income taxes	(12,135)	28,633		16,498	(30,957)	35,778		4,821
Income tax provision (benefit)	(8,639)	12,095	D	3,456	32,758	(21,262)	B	11,496

Income (loss) from continuing operations	(3,496)	16,538		13,042	(63,715)	57,040		(6,675)
Discontinued operations:
Income from discontinued operations, net of income taxes	--	--		--	1,693	(1,693)		--

Income from discontinued operations	--	--		--	1,693	(1,693)		--

Net income (loss)	$(3,496)	$16,538		$13,042	$(62,022)	$55,347		$(6,675)

Net income (loss) per share-basic	$(0.02)	$0.09		$0.07	$(0.35)	$0.31		$(0.04)
Net income (loss) per share-diluted	$(0.02)	$0.09		$0.07	$(0.35)	$0.31		$(0.04)

Notes
(A)	Amortization of intangible assets.
(B)	Valuation charge against net deferred tax assets.
(C)	Gain on sale of equity investment.
(D)	Income tax benefit related to Maxtor settlement.
(E)	IPR&D and amortization of inventory valuation step up.
(F)	Release expired liability.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2005	March 31, 2004

Assets
Current assets:
Cash and cash equivalents	$225,136	$214,607
Short-term investments	25,000	50,800
Accounts receivable, net of allowance for doubtful accounts of $8,962 and $9,988	128,627	117,397
Inventories	67,091	48,343
Service inventories	55,216	51,258
Deferred income taxes	11,361	27,514
Other current assets	47,300	36,625

Total current assets	559,731	546,544

Long-term assets:
Property and equipment, less accumulated depreciation	42,716	40,377
Purchased technology and other intangible assets, less accumulated amortization	68,019	60,874
Goodwill	47,178	45,690
Other assets	6,970	12,073

Total long-term assets	164,883	159,014

	$724,614	$705,558

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$81,447	$67,341
Accrued warranty	37,738	38,015
Short-term debt	--	537
Other accrued liabilities	123,772	105,991

Total current liabilities	242,957	211,884

Deferred income taxes	10,974	27,125
Convertible subordinated debt	160,000	160,000
Stockholders’ equity	310,683	306,549

	$724,614	$705,558